                                                                     EXHIBIT 4.3

--------------------------------------------------------------------------------


                            BEVERLY ENTERPRISES, INC.


                                   ----------

                                  $200,000,000


                          9 5/8% SENIOR NOTES DUE 2009

                                   ----------


                                   ----------

                                    INDENTURE


                           DATED AS OF APRIL 25, 2001

                                   ----------


                                   ----------

                              THE BANK OF NEW YORK

                                   ----------


                                   AS TRUSTEE



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                     ARTICLE 1

                    DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.  Definitions....................................................1
SECTION 1.2.  Other Definitions.............................................16
SECTION 1.3.  Incorporation By Reference of TIA.............................17
SECTION 1.4.  Rules of Construction.........................................17

                                     ARTICLE 2

                   THE SECURITIES; OFFER TO PURCHASE PROCEDURES

SECTION 2.1.  Form and Dating...............................................18
SECTION 2.2.  Execution and Authentication..................................18
SECTION 2.3.  Registrar and Paying Agent....................................19
SECTION 2.4.  Paying Agent to Hold Money in Trust...........................19
SECTION 2.5.  Holder Lists..................................................20
SECTION 2.6.  Transfer and Exchange.........................................20
SECTION 2.7.  Replacement Securities........................................34
SECTION 2.8.  Outstanding Securities........................................34
SECTION 2.9.  Treasury Securities...........................................35
SECTION 2.10. Temporary Securities..........................................35
SECTION 2.11. Cancellation..................................................35
SECTION 2.12. Defaulted Interest............................................36
SECTION 2.13. Record Date...................................................36
SECTION 2.14. CUSIP Number..................................................36
SECTION 2.15. Offer to Purchase by Application of Excess Proceeds...........36

                                     ARTICLE 3

                                    REDEMPTION

SECTION 3.1.  Right of Redemption...........................................38
SECTION 3.2.  Notices to Trustee............................................39
SECTION 3.3.  Selection of Securities to be Redeemed........................39
SECTION 3.4.  Notice of Redemption..........................................39
SECTION 3.5.  Effect of Notice of Redemption................................40
SECTION 3.6.  Deposit of Redemption Price...................................41
SECTION 3.7.  Securities Redeemed in Part...................................41

                                                                                    Page
                                                                                    ----
                                     ARTICLE 4

                                     COVENANTS

SECTION 4.1.  Payment of Securities.................................................41
SECTION 4.2.  Maintenance of Office or Agency.......................................42
SECTION 4.3.  Reports...............................................................42
SECTION 4.4.  Compliance Certificate; Notice of Default.............................43
SECTION 4.5.  Taxes.................................................................44
SECTION 4.6.  Stay, Extension and Usury Laws........................................44
SECTION 4.7.  Limitations on Restricted Payments....................................44
SECTION 4.8.  Limitations on Dividend and Other Payment Restrictions Affecting
                   Subsidiaries.....................................................47
SECTION 4.9.  Limitations on Incurrence of Indebtedness and Issuance of Preferred
                   Stock............................................................47
SECTION 4.10. Asset Sales...........................................................49
SECTION 4.11. Limitations on Transactions With Affiliates...........................50
SECTION 4.12. Limitations on Liens..................................................50
SECTION 4.13. Change of Control.....................................................51
SECTION 4.14. Corporate Existence...................................................52
SECTION 4.15. Line of Business......................................................52

                                     ARTICLE 5

                                     SUCCESSORS

SECTION 5.1.  Limitations on Mergers, Consolidations or Sales of Assets.............53
SECTION 5.2.  Successor Corporation or Person Substituted...........................53

                                     ARTICLE 6

                               DEFAULTS AND REMEDIES

SECTION 6.1.  Events of Default.....................................................54
SECTION 6.2.  Acceleration..........................................................56
SECTION 6.3.  Other Remedies........................................................56
SECTION 6.4.  Waiver of Past Defaults...............................................56
SECTION 6.5.  Control by Majority...................................................56
SECTION 6.6.  Limitation on Suits...................................................57
SECTION 6.7.  Rights of Holders to Receive Payment..................................57
SECTION 6.8.  Collection Suit by Trustee............................................57

                                                                                  Page
                                                                                  ----
SECTION 6.9.  Trustee May File Proofs of Claim......................................57
SECTION 6.10. Priorities............................................................58
SECTION 6.11. Undertaking for Costs.................................................58

                                     ARTICLE 7

                                      TRUSTEE

SECTION 7.1.  Duties of Trustee.....................................................59
SECTION 7.2.  Rights of Trustee.....................................................60
SECTION 7.3.  Individual Rights of Trustee..........................................61
SECTION 7.4.  Trustee's Disclaimer..................................................61
SECTION 7.5.  Notice of Defaults....................................................61
SECTION 7.6.  Reports by Trustee to Holders.........................................62
SECTION 7.7.  Compensation and Indemnity............................................62
SECTION 7.8.  Replacement of Trustee................................................63
SECTION 7.9.  Successor Trustee or Agent by Merger, Etc.............................64
SECTION 7.10. Eligibility; Disqualification.........................................64
SECTION 7.11. Preferential Collection of Claims Against Company.....................64

                                     ARTICLE 8

                             DISCHARGE OF INDENTURE

SECTION 8.1.  Defeasance and Discharge of This Indenture and the Securities.........64
SECTION 8.2.  Legal Defeasance and Discharge........................................65
SECTION 8.3.  Covenant Defeasance...................................................65
SECTION 8.4.  Conditions to Legal or Covenant Defeasance............................66
SECTION 8.5.  Deposited Cash and U.S. Government Obligations to be Held in
                   Trust; Other Miscellaneous Provisions............................67
SECTION 8.6.  Repayment to Company..................................................68
SECTION 8.7.  Reinstatement.........................................................68

                                     ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1.  Without Consent of Holders............................................69
SECTION 9.2.  With Consent of Holders...............................................70
SECTION 9.3.  Compliance with TIA...................................................71
SECTION 9.4.  Revocation and Effect of Consents.....................................71
SECTION 9.5.  Notation on or Exchange of Securities.................................72
SECTION 9.6.  Trustee to Sign Amendments, Etc.......................................72

                                                                                  Page
                                                                                  ----
                                     ARTICLE 10

                                     GUARANTEE

SECTION 10.1.  Guarantee............................................................72
SECTION 10.2.  Execution and Delivery of Guarantee..................................74
SECTION 10.3.  Future Subsidiary Guarantors.........................................74
SECTION 10.4.  Guarantor May Consolidate, Etc. on Certain Terms.....................75
SECTION 10.5.  Release of Guarantors................................................76
SECTION 10.6.  Certain Bankruptcy Events............................................76

                                     ARTICLE 11

                                   MISCELLANEOUS

SECTION 11.1.  TIA Controls.........................................................77
SECTION 11.2.  Notices..............................................................77
SECTION 11.3.  Communication by Holders With Other Holders..........................78
SECTION 11.4.  Certificate and Opinion as to Conditions Precedent...................78
SECTION 11.5.  Statements Required in Certificate or Opinion........................78
SECTION 11.6.  Rules by Trustee and Agents..........................................79
SECTION 11.7.  Legal Holidays.......................................................79
SECTION 11.8.  No Personal Liability of Directors, Officers,
                    Employees, Incorporator and Stockholders. ......................79
SECTION 11.9.  Duplicate Originals..................................................79
SECTION 11.10. Governing Law........................................................79
SECTION 11.11. No Adverse Interpretation of Other Agreements........................80
SECTION 11.12. Successors...........................................................80
SECTION 11.13. Severability.........................................................80
SECTION 11.14. Counterpart Originals................................................80
SECTION 11.15. Table of Contents, Headings, Etc.....................................80

EXHIBIT A      Form of Security....................................................A-1
EXHIBIT B      Form of Certificate of Transfer.....................................B-1
EXHIBIT C      Form of Certificate of Exchange.....................................C-1
EXHIBIT D      Form of Certificate of Acquiring Institutional Accredited Investor..D-1

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE                                                       INDENTURE
ACT SECTION                                                           SECTION
---------------                                                       ---------

310    (a)(1)......................................................   7.10
       (a)(2)......................................................   7.10
       (a)(3)......................................................   N.A.
       (a)(4)......................................................   N.A.
       (a)(5)......................................................   7.10
       (b).........................................................   7.8; 7.10
       (c).........................................................   N.A.
311    (a).........................................................   7.11
       (b).........................................................   7.11
       (c).........................................................   N.A.
312    (a).........................................................   2.5
       (b).........................................................   11.3
       (c).........................................................   11.3
313    (a).........................................................   7.6
       (b)(1)......................................................   N.A.
       (b)(2)......................................................   7.6
       (c).........................................................   7.6; 11.2
       (d).........................................................   7.6
314    (a).........................................................   4.3; 11.2
       (b).........................................................   N.A.
       (c)(1)......................................................   11.4
       (c)(2)......................................................   11.4
       (c)(3)......................................................   N.A.
       (d).........................................................   N.A.
       (e).........................................................   11.5
       (f).........................................................   N.A.
315    (a).........................................................   7.1(ii)
       (b).........................................................   7.5; 11.2
       (c).........................................................   7.1(i)
       (d).........................................................   7.1(iii)
       (e).........................................................   6.11
316    (a)(last sentence)..........................................   2.9
       (a)(1)(A)...................................................   6.5
       (a)(1)B)....................................................   6.4
       (a)(2)......................................................   N.A.
       (b).........................................................   6.7
       (c).........................................................   2.13; 9.4
317    (a)(1)......................................................   6.8
       (a)(2)......................................................   6.9
       (b).........................................................   2.4
318    (a).........................................................   11.1
       (b).........................................................   N.A.
       (c).........................................................   11.1

----------
N.A. means not applicable.
* THIS CROSS-REFERENCE TABLE IS NOT PART OF THE INDENTURE.

         INDENTURE dated as of April 25, 2001, among Beverly Enterprises, Inc., a Delaware corporation (the "Company"), the corporations listed on the signature page hereto (the "Guarantors") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the 9 5/8% Senior Notes due 2009 (the "Securities"):


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.1. Definitions.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Agent" means any Registrar or Paying Agent.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer or exchange.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback or by merger or consolidation) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 4.13 and/or Section 5.1 hereof and not by
Section 4.10 hereof), and (ii) the issuance or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $10 million or (b) for net proceeds in excess of $10.0 million. Notwithstanding the foregoing: (a) a transfer of assets by the Company to a Subsidiary or by a

Subsidiary to the Company or to another Subsidiary, (b) an issuance of Equity Interests by a Subsidiary to the Company or to another Subsidiary, (c) a Restricted Payment that is permitted by Section 4.7 hereof and (d) a Nursing Facility Swap shall not be deemed to be an Asset Sale.

         "Bankruptcy Law" means title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company or any authorized committee thereof.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances (or, with respect to foreign banks, similar instruments) with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100.0 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within one year after the date of acquisition, and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in the foregoing clauses (i) through (v).

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than to a Person or group who, prior to such transaction, held a majority of the voting power of the voting stock of the Company, (ii) the acquisition by any Person or group, as defined above, of a direct or indirect interest in more than 50% of the voting power of the voting stock of the Company, by way of merger, consolidation or otherwise, or (iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         "Commission" means the Securities and Exchange Commission.

         "Company" means Beverly Enterprises, Inc., as obligor under the Securities, unless and until a successor replaces Beverly Enterprises, Inc., in accordance with Article 5 hereof and thereafter includes such successor.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

         "Comparable Treasury Price" means, with respect to any Redemption Date, the average of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, (i) as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York or published on the website of the Federal Reserve Bank of New York at http://www.ny.frb.org and designated "Composite 3:30 p.m. Quotations for the U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such Redemption Date.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent such provision for taxes was included in computing such Consolidated Net Income, plus (ii) the Fixed Charges of such Person and its Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income, plus
(iii) depreciation and amortization (including amortization of goodwill and other intangibles) of such Person and its Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, plus (iv) other non-cash items of such Person and its Subsidiaries for such period to the extent such non-cash items were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, the depreciation and amortization of, and the other non-cash items of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis; provided that, (i) the Net Income, if positive, of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof, (ii) the Net Income, if positive, of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Redeemable Stock), less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business), subsequent to the Issue Date, in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, and excluding the cumulative effect of a change in accounting principles, all as determined in accordance with GAAP.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Trustee Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

         "Credit Agreement" means a credit agreement providing for revolving or term loans and other extensions of credit to the Company and its Subsidiaries.

         "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Definitive Security" means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.6, in the form of Exhibit A except that such Security shall not bear the Global Security Legend and shall not have a schedule of exchanges of interests applicable to a Global Security attached thereto.

         "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Securities" means the 9 5/8% Senior Notes due 2009 to be issued in exchange for the Securities pursuant to the Registration Rights Agreement.

         "Excluded Guarantee Subsidiary" shall have the meaning specified in
Section 10.3.

         "Existing Collateral" means property or assets of the Company or its Subsidiaries (other than any Receivables Subsidiary) that are, or since the date of the original issuance of the 9% Senior Notes of the Company due 2006 have been, subject to one or more Permitted Liens.

         "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the Issue Date, until such amounts are repaid.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that such Person or any of its Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable Reference Period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period, and (ii) the Consolidated Cash Flow and Fixed Charges attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded.

         "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) interest actually paid by such Person or any of its Subsidiaries under any guarantee of Indebtedness or other obligation of any other Person and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; provided, however, in the event that any cash dividend payment is deductible for federal, state and/or local tax purposes, the amount of the tax deduction relating to such cash dividend payment for such period shall be subtracted from the Fixed Charges for such Person for such period.

         "Future Subsidiary Guarantor" shall have the meaning specified in
Section 10.3.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

         "Global Securities" means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, in the form of Exhibit A, issued in accordance with Section 2.1, 2.6(b)(iv), 2.6(d)(ii) or 2.6(f).

         "Global Security Legend" means the legend set forth in Section 2.6(g)(ii) which is required to be placed on all Global Securities issued under this Indenture.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Guarantors" means (i) the Subsidiaries designated as such on the signature pages hereof, and their successors and assigns and (ii) Future Subsidiary Guarantors that became Guarantors pursuant to the terms of this Indenture, but excluding any Receivables Subsidiary or their successors, any Persons whose guarantees have been released pursuant to the terms of this Indenture, and any Excluded Guarantee Subsidiary.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts or currency swap agreements and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

         "Holder" means a Person in whose name a Security is registered.

         "Indebtedness" means, with respect to any Person, (i) any Redeemable Stock of such Person, (ii) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (iii) all indebtedness of any other Person secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), and (iv) to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

         "Indenture" means this indenture, as amended or supplemented from time to time.

         "Independent Investment Banker" means the Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Security through a Participant.

         "Initial Securities" means the $200.0 million in aggregate principal amount of 9 5/8% Senior Notes due 2009 of the Company issued on the Issue Date.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

         "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

         "Investment" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company or any Subsidiary to the extent permitted by Section
4.9 hereof, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; provided, however, Investments shall not be deemed to include extensions of trade credit by such Person or any of its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of such Person or such Subsidiary, as the case may be.

         "Issue Date" means April 25, 2001, the date on which the Securities are to be originally issued hereunder.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Securities for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

         "Maturity Date" means, when used with respect to any Security, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of the Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Senior Asset Sale Offer).

         "Moody's" means Moody's Investors Services, Inc. and its successors.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, and before any reduction in respect of preferred stock dividends, excluding, however, the effect of any extraordinary or other material non-recurring gain or loss outside the ordinary course of business, together with any related provision for taxes on such extraordinary or other material non-recurring gain or loss.

         "Net Proceeds" means the aggregate cash or Cash Equivalent proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any other expenses incurred or to be incurred by the Company or a Subsidiary as a direct result of the sale of such assets (including, without limitation, severance, relocation, lease termination and other similar expenses), taxes actually paid or payable as a result thereof, amounts required to be applied to the repayment of Indebtedness (other than Subordinated Indebtedness) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Cash Consideration" means any non-cash or non-Cash Equivalent consideration received by the Company or a Subsidiary of the Company in connection with an Asset Sale and any non-cash or non-Cash Equivalent consideration received by the Company or any of its Subsidiaries upon disposition thereof.

         "Non-Qualified Asset Sale" means an Asset Sale in which the Non-Cash Consideration received by the Company or its Subsidiaries exceeds 25% of the total consideration received in connection with such Asset Sale calculated in accordance with clause (x), but not clause (y), of the proviso to the first sentence in Section 4.10 hereof.

         "Nursing Facility" means a nursing facility, hospital, outpatient clinic, assisted living center, hospice, long-term care facility or other facility that is used or useful in the provision of healthcare services.

         "Nursing Facility Swap" means an exchange of assets by the Company or one or more Subsidiaries of the Company for one or more Nursing Facilities and/or one or more Related Businesses or for the Capital Stock of any Person owning one or more Nursing Facilities and/or one or more Related Businesses.

         "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officers" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary and any Vice President of the Company or any Subsidiary, as the case may be.

         "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company or any Subsidiary, as the case may be.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary or the Trustee.

         "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

         "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

         "Payment Default" means any failure to pay any scheduled installment of principal on any Indebtedness within the grace period provided for such payment in the documentation governing such Indebtedness.

         "Permitted Liens" means (i) Liens in favor of the Company; (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or that becomes a Subsidiary of the Company; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens (I) existing on the Issue Date to the extent that such Liens secure Indebtedness outstanding on the Issue Date, (II) securing Indebtedness under clause (a) of the second paragraph of Section 4.9 or (III) on property or assets that were subject to a Lien on the Issue Date that secure indebtedness permitted hereunder; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vii) Liens to secure Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was secured by a Lien permitted hereunder and that was incurred in accordance with the provisions hereof; provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than assets or property securing the Indebtedness so refinanced or Substitute Mortgage Collateral therefor; (viii) Liens on Substitute Mortgage Collateral; (ix) Purchase Money Liens; (x) Liens on Medicare, Medicaid or other patient accounts receivable of the Company or its Subsidiaries and any other Liens granted by a Receivables Subsidiary, in each case in connection with a Receivables Financing; provided that the aggregate principal or redemption amount of Receivables Financing outstanding shall not exceed 50% of the net amount of the uncollected Medicare, Medicaid or other patient accounts receivable then owing to the Company or its Subsidiaries; (xi) Liens on real estate and related personal property with a fair market value not in excess of 50% of the fair market value of any Existing Collateral which has become free and clear of all Liens securing Indebtedness since the date of original issuance of the 9% Senior Notes of the Company due 2006; (xii) Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business; (xiii) easements, rights-of-way, zoning restrictions, reservations, encroachments and other similar encumbrances in respect of real property; (xiv) any interest or title of a lessor under any Capital Lease Obligation; (xv) Liens upon specific items of inventory or equipment and proceeds of the Company or any Subsidiary securing its obligations in respect of bankers' acceptances issued or created for its account (whether or not under the Credit Agreement) to facilitate the purchase, shipment, or storage of such inventory and equipment; (xvi) Liens securing reimbursement obligations with respect to letters of credit (whether or not issued under the Credit Agreement) otherwise permitted hereunder and issued in connection with the purchase of inventory or equipment by the Company or any Subsidiary in the ordinary course of business; (xvii) Liens to secure (or encumbering deposits securing) obligations arising from warranty or contractual service obligations of the Company or any Subsidiary, including rights of offset and setoff; (xviii) Liens securing Acquired Debt or acquisition Indebtedness otherwise permitted hereunder; provided that (A) the Indebtedness secured shall not exceed the fair market value of the assets so acquired (such fair market value to be determined in good faith by the Board of Directors of the Company at the time of such acquisition) and (B) such Indebtedness shall be incurred, and the Lien securing such Indebtedness shall be created, within 12 months after such acquisition; (xix) Liens securing Hedging Obligations agreements relating to Indebtedness otherwise permitted under this Indenture; (xx) Liens securing stay and appeal bonds or judgment Liens in connection with any judgment not giving rise to a Default hereunder; and (xxi) other Liens on assets of the Company or any of its Subsidiaries securing Indebtedness that is permitted hereunder to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $5.0 million.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Subordinated Indebtedness, such Permitted Refinancing Indebtedness has a final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) if the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is a Subsidiary that is not a Guarantor, such Permitted Refinancing Indebtedness shall only be incurred by such Subsidiary.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Private Placement Legend" means the legend set forth in Section 2.6(g)(i) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "Purchase Money Indebtedness" means any Indebtedness of a Person to any seller or other Person incurred to finance the acquisition or construction (including in the case of a Capital Lease Obligation, the lease) of any asset or property which is incurred within 180 days of such acquisition or completion of construction (or if later, commencement of current operations) and is secured only by the assets so financed.

         "Purchase Money Lien" means a Lien granted on an asset or property to secure Purchase Money Indebtedness permitted to be incurred under the Indenture and incurred solely to finance the acquisition or construction of such asset or property; provided, however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition or completion of construction (or if later, commencement of current operations).

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Qualified Equity Interests" shall mean all Equity Interests of the Company other than Redeemable Stock of the Company.

         "Receivables Financing" means the sale or other disposition of Medicare, Medicaid or other patient accounts receivable of the Company or any of its Subsidiaries to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such accounts receivable.

         "Receivables Subsidiary" means a Subsidiary of the Company exclusively engaged in Receivables Financing and activities reasonably related thereto, including Beverly Funding Corporation, a Delaware corporation.

         "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

         "Redeemable Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Securities mature.

         "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article 3 of this Indenture and Paragraph 5 in the form of Security.

         "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date (subject to the provisions of Section 3.5).

         "Reference Period," with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) for which internal financial statements are available ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

         "Reference Treasury Dealer" means JPMorgan, a division of Chase Securities Inc., and its successors; provided, however, that if JPMorgan shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefore another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quote in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date by and among the Company, the Guarantors and the Initial Purchasers.

         "Related Business" means the business conducted by the Company and its Subsidiaries as of the Issue Date and any and all health care service businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses. Without limiting the generality of the foregoing, Related Business shall include the operation of long-term and specialty health care services, skilled nursing care, subacute care, rehabilitation programs, pharmaceutical services, geriatric care and home health care.

         "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Restricted Definitive Security" means a Definitive Security bearing the Private Placement Legend.

         "Restricted Global Security" means a Global Security bearing the Private Placement Legend.

         "Restricted Investment" means, in one or a series of related transactions, any Investment, other than (i) Investments in Cash Equivalents,
(ii) Investments in a Subsidiary, (iii) Investments in any Person that as a consequence of such Investment becomes a Subsidiary, (iv) Investments existing on the Issue Date, (v) accounts receivable, advances, loans, extensions of credit created or acquired in the ordinary course of business, (vi) Investments made as a result of the receipt of Non-Cash Consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof, (vii) Investments made as the result of the guarantee by the Company or any of its Subsidiaries of Indebtedness of a Person or Persons other than the Company or any Subsidiary of the Company that is secured by Liens on assets sold or otherwise disposed of by the Company or such Subsidiary to such Person or Persons; provided that such Indebtedness was in existence prior to the contemplation of such sale or other disposition and that the terms of such guarantee permit the Company or such Subsidiary to foreclose on the pledged or mortgaged assets if the Company or such Subsidiary are required to perform under such guarantee, and (viii) Investments in any Related Business; provided, however, that a merger of another Person with or into the Company or a Guarantor shall not be deemed to be a Restricted Investment so long as the surviving entity is the Company or a direct wholly owned Guarantor.

         "Restricted Securities" means any Restricted Definitive Securities and any Restricted Global Security.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "S&P" means Standard & Poor's, a division of The McGraw Hill Companies, and its successors.

         "Securities" means, collectively, the Securities (including, without limitation, the Initial Securities) issued hereunder and the Exchange Securities, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

         "Stockholders' Equity" means, with respect to any Person as of any date, the stockholders' equity of such Person determined in accordance with GAAP as of the date of the most recent available internal financial statements of such Person, and calculated on a pro forma basis to give effect to any acquisition or disposition by such Person consummated or to be consummated since the date of such financial statements and on or prior to the date of such calculation.

         "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment to the Securities or such Subsidiary's Guarantee of the Securities, as applicable.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Substitute Mortgage Collateral" means real estate and related personal property on which Liens are created in substitution for the release of Liens on other real estate and related personal property ("Initial Liens"); provided, that (i) such Initial Liens were permitted hereunder, (ii) the fair market value of the Substitute Mortgage Collateral (as conclusively evidenced by an Officers' Certificate delivered to the Trustee within 60 days prior to the date of such substitution of collateral) is substantially equivalent to or less than the fair market value of the property subject to the released Initial Liens and (iii) the Indebtedness secured by the Liens on Substitute Mortgage Collateral is permitted hereunder.

         "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C.
Section 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.3 hereof; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

         "Transfer Restriction" means, with respect to the Company's Subsidiaries, any encumbrance or restriction on the ability of any Subsidiary (other than a Receivables Subsidiary) to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries, or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries.

         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "U.S. Government Obligations" means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         "Unrestricted Definitive Security" means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Global Security" means a permanent global Security in the form of Exhibit A attached hereto that bears the Global Security Legend and that has the "Schedule of Exchanges of Interests in the Global Security" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

SECTION 1.2. Other Definitions.

                                                               DEFINED IN
TERM                                                            SECTION
----                                                           ----------

"Affiliate Transaction"                                           4.11
"Change of Control Offer"                                         4.13
"Change of Control Payment"                                       4.13
"Change of Control Payment Date"                                  4.13
"Commencement Date"                                               2.15
"Covenant Defeasance"                                             8.3
"Event of Default"                                                6.1
"Excess Proceeds"                                                 4.10
"Guarantee"                                                       10.1
"incur"                                                           4.9
"Legal Defeasance"                                                8.2
"Notice of Default"                                               6.1
"Offer Amount"                                                    2.15
"Offer Period"                                                    2.15
"Paying Agent"                                                    2.3
"Purchase Date"                                                   2.15
"Purchase Price"                                                  4.10
"Registrar"                                                       2.3
"Restricted Payments"                                             4.7
"Senior Asset Sale Offer"                                         4.10

SECTION 1.3. Incorporation By Reference of TIA.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

                  "Indenture Securities" means the Securities;

                  "Indenture Security Holder" means a Holder;

                  "Indenture to be Qualified" means this Indenture;

                  "Indenture Trustee" or "Institutional Trustee" means the Trustee;

                  "Obligor" on the Securities means the Company, any Guarantor and any successor obligor upon the Securities.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.4. Rules of Construction.

         Unless the context otherwise requires:

         (1)      a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)      "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5)      provisions apply to successive events and transactions;

         (6) "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision; and

         (7) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time.

                                    ARTICLE 2

                  THE SECURITIES; OFFER TO PURCHASE PROCEDURES


SECTION 2.1. Form and Dating.

         The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company is subject or usage. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

         Global Securities; Definitive Securities. Securities issued in global form shall be substantially in the form of Exhibit A (including the Global Securities Legend thereon). Notes issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Security Legend thereon). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Security Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6.

SECTION 2.2. Execution and Authentication.

         Two Officers of the Company shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and may be in facsimile form.

         If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A hereto.

         The Trustee shall, upon a written order of the Company signed by two Officers of the Company, initially authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities. The aggregate principal amount of Securities outstanding at any time shall not exceed the amount set forth herein except as provided in Section 2.8 hereof.

         The Securities shall be issued only in fully registered form, without coupons and only in denominations of $1,000 and any integral multiple thereof. All Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. The Company agrees to pay to each authenticating agent from time to time reasonable compensation under this
Section 2.2. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.3. Registrar and Paying Agent.

         The Company shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may, from time to time, appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

         The Company initially appoints the Trustee as Registrar, Paying Agent, Securities Custodian and agent for service of notices and demands in connection with the Global Securities.

SECTION 2.4. Paying Agent to Hold Money in Trust.

         Prior to 12:00 p.m. on the due date of principal of, premium, if any, and interest on any Securities, the Company shall deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and interest becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.5. Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Securities held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.6. Transfer and Exchange.

         (a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Company for Definitive Securities if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee or (iii) an Event of Default has occurred and is continuing. Upon the occurrence of any of the events described in clause (i), (ii) or (iii) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be replaced or exchanged, in whole or in part, as provided in Sections 2.7 and 2.10. Every Security authenticated and delivered in lieu of, or in exchange for, a Global Security or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.6(a); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.6(b),(c) or
(f).

         (b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Depositary either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f), the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(ies) pursuant to Section 2.6(h).

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

                           (A) if such Security is being transferred to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof;

                           (B) if such Security is being transferred pursuant to an exemption from registration in accordance with Regulation S under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; or

                           (C) if such Security is being transferred pursuant to an exemption from registration other than Rule 144A or Regulation S, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel in form reasonably acceptable to the Company and the Registrar required by item
                                    (3)(d) thereof, if applicable.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary's book-entry system that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                  (1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

                  (2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B, including the certifications in item
         (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a written authentication order from the Company in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

                  (i) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Regulation S under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraph (B), (C) or (D) above, a certificate to the effect set forth in Exhibit B, including the certifications, certificates and Opinion of Counsel in form reasonably acceptable to the Company and the Registrar required by item (3)(d) thereof, if applicable;

                           (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to
         Section 2.6(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                  (1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

                  (2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar and the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this
                           Section 2.6(c)(iii) shall not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

                  (i) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Regulation S under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraph (B), (C) or (D) above, a certificate to the effect set forth in Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                           (F) if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(b) thereof; or

                           (G) if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Security.

                   (ii) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                  (1) if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

                  (2) if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

                  (iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

                  If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraph (ii)(B),
         (ii)(D) or (iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

         (e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

                    (i) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

                           (B) if the transfer will be made pursuant to Regulation S, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof;

                           (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                   (ii) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C)      any such transfer is effected by a
                                    Participating Broker-Dealer pursuant to the
                                    Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                  (1) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

                  (2) if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the

                  Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Securities and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Securities so accepted Definitive Securities in the appropriate principal amounts.

         (g) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                    (i)    Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON THE BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSR OF SUCH SECURITY), ONLY
         (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELEGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 OF SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                           (B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (b)(iv), (c)(iii),
                                    (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
                                    of this Section 2.6 (and all Securities
                                    issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

         "THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         (h) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with
Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount at maturity of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                                    (i) To permit registrations of transfers and
                           exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.6, 3.9, 4.10, 4.15 and 9.5).

                  (iii) The Registrar shall not be required (A) to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption under Section 3.3 and ending at the close of business on such day, or
                           (B) to register the transfer of or exchange any Security selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Security being redeemed in part.

                   (iv) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

                    (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption under Section 3.3 and ending at the close of business on such day, or (B) to register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                   (vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.2.

                 (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

         When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request.

         Neither the Company nor the Registrar shall be required to (i) issue, register the transfer of, or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.3 hereof and ending at the close of business on the day of selection, (ii) register the transfer of, or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) register the transfer or exchange of a Security between the record date and the next succeeding Interest Payment Date.

         No service charge shall be made to any Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10 or 9.5 hereof, which shall be paid by the Company).

         Prior to due presentment for registration of a transfer of any Security, the Trustee, any Agent, the Company and any agent of the foregoing may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue (provided, that defaulted interest shall be paid as set forth in Section 2.12 hereof), and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

SECTION 2.7. Replacement Securities.

         If any mutilated Security is surrendered to the Trustee or the Company, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall, upon written request of the Holder thereof, issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Trustee's requirements for replacements of Securities are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss which any of them may suffer if a Security is replaced. Each of the Company and the Trustee may charge for its expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionally with all other Securities duly issued hereunder.

SECTION 2.8. Outstanding Securities.

         The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it (or its agent), those delivered to it for cancellation those reductions in the interest of a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.

         If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser (as such term is defined in Section 8-302 of the Uniform Commercial Code as in effect in the State of New York).

         If the principal amount of any Security is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         Subject to Section 2.9 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.9. Treasury Securities.

         In determining whether the Holders of the required principal amount of Securities then outstanding have concurred in any demand, direction, waiver or consent, including any relating to any amendment, Securities owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such demand, direction, waiver or consent, only Securities that a Responsible Officer actually knows to be so owned shall be so considered. Notwithstanding the foregoing, Securities that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company or an Affiliate of the Company until legal title to such Securities passes to the Company or such Affiliate, as the case may be.

SECTION 2.10. Temporary Securities.

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of the written order of the Company pursuant to Section 2.2, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company and the Trustee consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company pursuant to
Section 2.2, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, Holders of temporary Securities shall be entitled to all of the rights, benefits and privileges of this Indenture.

SECTION 2.11. Cancellation.

         The Company at any time may deliver Securities to the Trustee (or its agent) for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee (or its agent) shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Securities in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee (or its agent) for cancellation.

SECTION 2.12. Defaulted Interest.

         If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the related payment date, in each case at the rate provided in the Securities and in
Section 4.1 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or, upon written request of the Company, the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. Record Date.

         The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA
Section 316(c).

SECTION 2.14. CUSIP Number.

         The Company in issuing the Securities may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.15. Offer to Purchase by Application of Excess Proceeds.

         In the event that the Company shall commence a Senior Asset Sale Offer pursuant to Section 4.10 hereof, it shall follow the procedures specified below.

         No later than 10 days following the date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall notify the Trustee of such Senior Asset Sale Offer and provide the Trustee with an Officers' Certificate setting forth, in addition to the information to be included therein pursuant to Section 4.10 hereof, the calculations used in determining the amount of Net Proceeds to be applied to the purchase of Securities. The Company shall commence or cause to be commenced such Senior Asset Sale Offer on a date no later than 20 days after such notice (the "Commencement Date").

         The Senior Asset Sale Offer shall remain open for at least 20 Business Days after the Commencement Date relating to such Senior Asset Sale Offer and shall remain open for no more than such 20 Business Days, except to the extent required by applicable law (as so extended, the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount (the "Offer Amount") of Securities required to be purchased in such Senior Asset Sale Offer pursuant to Section 4.10 hereof or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Senior Asset Sale Offer, in each case for an amount in cash equal to the Purchase Price.

         If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Senior Asset Sale Offer.

         On the Commencement Date of any Senior Asset Sale Offer, the Company shall send or shall cause to be sent by first class mail, a notice to each of the Holders at their last registered address, with a copy to the Trustee and the Paying Agent, offering to repurchase the Securities held by such Holder pursuant to the procedure specified in such notice. Such notice, which shall govern the terms of the Senior Asset Sale Offer, shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to the Senior Asset Sale Offer and shall state:

         (1) that the Senior Asset Sale Offer is being made pursuant to this Section 2.15 and Section 4.10 hereof and the length of time the Senior Asset Sale Offer shall remain open;

         (2)      the Offer Amount, the Purchase Price and the Purchase Date;

         (3) that any Security not tendered or accepted for payment shall continue to accrue interest;

         (4) that, unless the Company defaults in the payment of the Purchase Price, any Security accepted for payment pursuant to the Senior Asset Sale Offer shall cease to accrue interest after the Purchase Date;

         (5) that Holders electing to have a Security purchased pursuant to any Senior Asset Sale Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the Business Day next preceding the Purchase Date;

         (6) that Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the close of business on the Business Day next preceding the termination of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

         (7) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased);

          (8) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

          (9) the circumstances and relevant facts regarding such Asset Sale and any other information that would be material to a decision as to whether to tender a Security pursuant to the Senior Asset Sale Offer.

         On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, an aggregate principal amount equal to the Offer Amount of Securities and other Indebtedness ranking on a parity with the Securities whose provisions require the Company to make an offer to purchase or redeem such Indebtedness with proceeds from any asset sales tendered pursuant to the Senior Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities and other Indebtedness or portions thereof so tendered, (ii) deposit with the Paying Agent an amount equal to the Purchase Price in respect of all Securities and other Indebtedness or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities and other Indebtedness so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities and other Indebtedness or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Securities so tendered payment in an amount equal to the Purchase Price for such Securities and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) a new Security to such Holder equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Senior Asset Sale Offer on or as soon as practicable after the Purchase Date.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities and other Indebtedness as a result of the Senior Asset Sale Offer.


                                    ARTICLE 3

                                   REDEMPTION


SECTION 3.1. Right of Redemption.

         Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article 3. The Company may redeem the Securities in whole or at any time or in part from time to time at the Redemption Prices specified in the form of Security attached as Exhibit A set forth therein under the caption "Optional Redemption," in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date, and subject to the provisions set forth in Section 3.5 hereof) including accrued and unpaid interest to the Redemption Date.

SECTION 3.2. Notices to Trustee.

         If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

         If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

         The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.3. Selection of Securities to be Redeemed.

         If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot, by a method that complies with the requirements of any exchange on which the Securities are listed or by such other method as the Trustee shall determine to be fair and appropriate.

         The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.4. Notice of Redemption.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed to such Holder's last address as then shown on the registry books of the Registrar. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

         (1)      the Redemption Date;

         (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

         (3)      the name, address and telephone number of the Paying Agent;

         (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

         (5) that, unless the Company defaults in its obligation to deposit cash or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in an amount to fund the Redemption Price with the Paying Agent in accordance with Section 3.6 hereof or such redemption payment is otherwise prohibited, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

         (6) if any Security is being redeemed in part, the portion of the principal amount equal to the unredeemed portion thereof, of such Security to be redeemed and that, on or after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued upon cancellation of the original Security;

         (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

         (8)      the CUSIP number of the Securities to be redeemed; and

         (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

SECTION 3.5. Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further that if a Redemption Date is a non-Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.6. Deposit of Redemption Price.

         On or prior to the Redemption Date, the Company shall deposit with the Trustee or the Paying Agent (other than the Company or an Affiliate of the Company) cash or U.S. Government Obligations sufficient to pay the Redemption Price of, including accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Trustee or the Paying Agent shall promptly return to the Company any cash or U.S. Government Obligations so deposited which is not required for that purpose upon the written request of the Company.

         If the Company complies with the preceding paragraph and the other provisions of this Article 3 and payment of the Securities called for redemption is not otherwise prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

SECTION 3.7. Securities Redeemed in Part.

         Upon surrender of a Security that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate and deliver to the Holder, at the expense of the Company, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                                    ARTICLE 4

                                    COVENANTS


SECTION 4.1. Payment of Securities.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in this Indenture and the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Trustee or the Paying Agent, if other than the Company or a Subsidiary of the Company, holds as of 10:00 a.m. New York City Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Trustee or such Paying Agent shall return to the Company, no later than three days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest to be paid on the Securities.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the interest rate then applicable to the Securities to the extent lawful. In addition, it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2. Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates The Bank of New York, Corporate Trust Department, 101 Barclay Street, 21st Floor West, New York, New York 10286 as one such office or agency of the Company in accordance with Section 2.3 hereof.

SECTION 4.3. Reports.

         (a) Whether or not the Company is required by the rules and regulations of the Commission or subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for so long as any of the Securities are outstanding, the Company shall deliver to the Trustee, within 15 days after it files or would have been required to file such with the Commission, annual and quarterly financial statements equivalent to financial statements that would be required to be contained in a report filed with the Commission on Forms 10-Q and 10-K, if the Company were required by the rules and regulations of the Commission or subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a "Management's Discussion and Analysis of Financial Condition and Results of Operations" which would be so required. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and will make such information available to securities analysts and prospective investors upon request. All obligors on the Securities shall comply with the provisions of TIA Section 314(a).

         (b) The Trustee, at the Company's expense, shall promptly mail copies of all such annual reports, information, documents and other reports provided to the Trustee pursuant to Section 4.3(a) hereof to the Holders at their addresses appearing in the register of Securities maintained by the Registrar. The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders under this Section 4.3.

         (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers' Certificates).

SECTION 4.4. Compliance Certificate; Notice of Default.

         (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto, all without regard to periods of grace or notice requirements, and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the Company's certified independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company or any Subsidiary of the Company has violated any provisions of Article 4 or of Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming actually aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default or any Event of Default unless one of its Responsible Officers receives written notice thereof from the Company or any of the Holders.

SECTION 4.5. Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except (i) as contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or
(ii) where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.6. Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7. Limitations on Restricted Payments.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Equity Interests of the Company or any of its Subsidiaries (other than (x) dividends or distributions payable in Qualified Equity Interests of the Company, (y) dividends or distributions payable to the Company or any Subsidiary of the Company, and (z) dividends or distributions by any Subsidiary of the Company payable to all holders of a class of Equity Interests of such Subsidiary on a pro rata basis); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Subsidiaries;
(iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except at the original final maturity date thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment (the amount of any such Restricted Payment, if other than cash or Cash Equivalents, shall be the fair market value (as conclusively evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee within 60 days prior to the date of such Restricted Payment) of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment):

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

         (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the Reference Period immediately preceding the date of such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof; and

         (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after December 31, 1995 (excluding Restricted Payments permitted by clauses (ii), (iii), (iv) and
(v) of the next succeeding paragraph), is less than the sum (without duplication) of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after December 31, 1995 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company from the issue or sale (other than to a Subsidiary of the Company) since December 31, 1995 of Qualified Equity Interests of the Company or of debt securities of the Company or any of its Subsidiaries that have been converted into or exchanged for such Qualified Equity Interests of the Company, plus(3) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (net of taxes and the cost of disposition, if any) or (B) the initial amount of such Restricted Investment, plus (4) $20 million. The foregoing provisions shall not prohibit the following Restricted Payments:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have otherwise complied with the provisions hereof;

                  (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Subsidiary in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Equity Interests of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph;

                  (iii) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or in exchange for or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Equity Interests of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause
                           (c)(2) of the preceding paragraph; and

                   (iv) any purchase or defeasance of Subordinated Indebtedness to the extent required upon a change of control or asset sale (as defined therein) by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if the Company (1) in the case of a Change of Control, has complied with its obligations under the provisions described under Section 4.13 of this Indenture or (2) in the case of an Asset Sale, has applied the Net Proceeds from such Asset Sale in accordance with the provisions under Sections 2.15 and 4.10 of this Indenture;

provided, however, in the case of each of clauses (ii), (iii) and (iv) of this paragraph, no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would occur as a consequence thereof.

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed.

SECTION 4.8. Limitations on Dividend and Other Payment Restrictions Affecting
             Subsidiaries.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual Transfer Restriction (other than a consensual Transfer Restriction with respect to any Receivables Subsidiary), except for such Transfer Restrictions existing under or by reason of:

         (a) Existing Indebtedness as in effect on the Issue Date,

         (b) this Indenture,

         (c) applicable law,

         (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition or in violation of
Section 4.9 hereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person shall not be taken into account in determining whether such acquisition was permitted by the terms hereof except to the extent that such Consolidated Cash Flow would be permitted to be dividended to the Company without the prior consent or approval of any third party,

         (e) customary non-assignment provisions in leases entered into in the ordinary course of business,

         (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the ability of any of the Company's Subsidiaries to transfer the property so acquired to the Company or any of its Subsidiaries,

         (g) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, or

         (h) the Credit Agreement and related documentation as the same is in effect on the Issue Date and as amended or replaced from time to time, provided that no such amendment or replacement is more restrictive as to Transfer Restrictions than the Credit Agreement and related documentation as in effect on the Issue Date.

         Nothing contained in this Section 4.8 shall prevent the Company or any Subsidiary of the Company from creating, incurring, assuming or suffering to exist any Permitted Liens or entering into agreements in connection therewith that impose restrictions on the transfer or disposition of the property or assets subject to such Permitted Liens.

SECTION 4.9. Limitations on Incurrence of Indebtedness and Issuance of Preferred
             Stock.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") after the Issue Date any Indebtedness (including Acquired Debt) and the Company will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and its Subsidiaries may incur Indebtedness (including Acquired Debt) if the Fixed Charge Coverage Ratio for the Reference Period immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.5 to 1, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such Reference Period. Indebtedness consisting of reimbursement obligations in respect of a letter of credit shall be deemed to be incurred when the letter of credit is first issued.

         The foregoing provision shall not apply to:

         (a) the incurrence by the Company or any of its Subsidiaries of Indebtedness pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential reimbursement obligation of the Company or any Subsidiary with respect thereto) not to exceed an amount equal to $175.0 million;

         (b) the incurrence by the Company and the Guarantors of Indebtedness represented by the Securities;

         (c) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred (including, without limitation, Existing Indebtedness);

         (d) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries; provided that in the case of such Indebtedness of the Company, such obligations shall be unsecured;

         (e) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the terms hereof to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness or the amount of such receivable or liability to which such Hedging Obligation relates;

         (f) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by performance bonds, warranty or contractual service obligations, standby letters of credit or appeal bonds, in each case to the extent incurred in the ordinary course of business of the Company or such Subsidiary;

         (g) the incurrence by Receivables Subsidiaries of Indebtedness not to exceed $100.0 million in the aggregate at any time outstanding; provided that
(x) the Company has received customary legal or accounting opinions (or advice from a nationally recognized rating agency) that such Receivables Subsidiary is "bankruptcy remote" or otherwise would not be consolidated with the Company in a bankruptcy proceeding and that the sale of receivables to such Receivables Subsidiary qualify as a "true sale" and (y) such Indebtedness is otherwise non-recourse to the assets of the Company and its Subsidiaries other than a Receivables Subsidiary; and

         (h) the incurrence by the Company or any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $100.0 million.

         For purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by the second paragraph of this covenant, the Company shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the categories of permitted Indebtedness described above and (ii) the outstanding principal amount on any date of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness on such date.

SECTION 4.10. Asset Sales.

         The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale, unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as conclusively determined by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that for purposes of this provision, (x) the amount of (A) any liabilities (as shown on the most recent balance sheet of the Company or such Subsidiary or in the notes thereto) of the Company or such Subsidiary (other than liabilities that are by their terms subordinated to the Securities or the Guarantees) that are assumed by the transferee of any such assets and (B) any securities or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash or Cash Equivalents (or as to which the Company or such Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash or Cash Equivalents within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash or Cash Equivalents within such 90-day period) shall be deemed to be cash or Cash Equivalents (but shall not be deemed to be Net Proceeds for purposes of the following provisions until reduced to cash or Cash Equivalents) and (y) the fair market value of any Non-Cash Consideration received by the Company or a Subsidiary in any Non-Qualified Asset Sale shall be deemed to be cash to the extent that the aggregate fair market value (as conclusively determined by resolution of the Board of Directors set forth in any Officers' Certificate delivered to the Trustee) of all Non-Cash Consideration (measured at the time received and without giving effect to any subsequent changes in value) received by the Company or any of its Subsidiaries since the Issue Date in all Non-Qualified Asset Sales does not exceed 6% of the Company's Stockholders' Equity as of the date of such consummation. Notwithstanding the foregoing, to the extent the Company or any of its Subsidiaries receives Non-Cash Consideration as proceeds of an Asset Sale, such Non-Cash Consideration shall be deemed to be Net Proceeds for purposes of (and shall be applied in accordance with) the following provisions when the Company or such Subsidiary receives cash or Cash Equivalents from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such Non-Cash Consideration.

         Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Subsidiary may apply such Net Proceeds (i) to purchase one or more Nursing Facilities or Related Businesses and/or a controlling interest in the Capital Stock of a Person owning one or more Nursing Facilities and/or one or more Related Businesses, (ii) to make a capital expenditure or to acquire other tangible assets, in each case, that are used or useful in any business in which the Company is permitted to be engaged pursuant to Section
4.15 hereof or (iii) to permanently reduce Indebtedness (other than Subordinated Indebtedness) of the Company or its Subsidiaries. Pending the final application of any such Net Proceeds, the Company or such Subsidiary may temporarily reduce Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by the terms hereof. Any Net Proceeds from Asset Sales that are not so invested or applied shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25 million, the Company shall make an offer to all Holders of Securities and holders of any other Indebtedness of the

Company ranking on a parity with the Securities from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with proceeds from any Asset Sales, pro rata in proportion to the respective principal amounts of the Securities and such other Indebtedness then outstanding (a "Senior Asset Sale Offer") to purchase the maximum principal amount of Securities and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Purchase Price"), in accordance with the procedures set forth in Section 2.15 hereof. To the extent that the aggregate amount of Securities and such other Indebtedness tendered pursuant to a Senior Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes not prohibited at the time by the provisions of this Indenture. If the aggregate principal amount of Securities and such other Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Securities and such other Indebtedness shall be purchased on a pro rata basis. Upon completion of a Senior Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11. Limitations on Transactions With Affiliates.

         The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction was approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness of such Affiliate Transaction to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing; provided that (x) transactions or payments pursuant to any employment arrangements, director or officer indemnification agreements or employee or director benefit plans entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company or such Subsidiary, (y) transactions between or among the Company and/or its Subsidiaries and (z) Restricted Payments permitted under Section 4.7 hereof, in each case, shall not be deemed to be Affiliate Transactions.

SECTION 4.12. Limitations on Liens.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom unless all payments due hereunder and under the Securities are secured on an equal and ratable basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

SECTION 4.13. Change of Control.

         Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment") on a date that is not more than 90 days after the occurrence of such Change of Control (the "Change of Control Payment Date").

         Within 45 days following any Change of Control, the Company shall mail or at the Company's request, the Trustee will mail, a notice of a Change of Control to each Holder (at its last registered address with a copy to the Trustee and the Paying Agent) offering to repurchase the Securities held by such Holder pursuant to the procedures specified in such notice. The Change of Control Offer shall remain open from the time of mailing until at least the close of business on the third Business Day preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to the Change of Control Offer and shall state:

         (1) that the Change of Control Offer is being made pursuant to this Section 4.13 and that all Securities tendered will be accepted for payment;

         (2) the Change of Control Payment and the Change of Control Payment Date, which date shall be no earlier than 30 days from the date such notice is mailed;

         (3) that any Security not tendered will continue to accrue interest in accordance with the terms of this Indenture;

         (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

         (5) that Holders electing to have a Security purchased pursuant to any Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the Business Day next preceding the Change of Control Payment Date;

         (6) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the close of business on the third Business Day next preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Security purchased;

         (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

         (8) the circumstances and relevant facts regarding such Change of Control and any other information that would be material to a decision as to whether to tender a Security pursuant to the Change of Control Offer.

         On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities as a result of a Change of Control.

SECTION 4.14. Corporate Existence.

         Subject to Section 4.13 and Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.15. Line of Business.

         The Company shall not, and shall not permit any of its Subsidiaries to, engage to any material extent in any business other than the ownership, operation and management of Nursing Facilities and Related Businesses.

                                    ARTICLE 5

                                   SUCCESSORS


SECTION 5.1. Limitations on Mergers, Consolidations or Sales of Assets.

         The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

                  (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                  (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under this Indenture and the Securities pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

                  (iii) immediately after such transaction no Default or Event of Default exists; and

                  (iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof.

         The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate covering clauses (i) through
(iv) above and an Opinion of Counsel covering clauses (i) and (ii) above, and each stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

SECTION 5.2. Successor Corporation or Person Substituted.

         Upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section

5.1 hereof, the successor corporation or Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation or Person and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation or Person had been named as the Company, herein.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES


SECTION 6.1. Events of Default.

         Each of the following constitutes an "Event of Default":

                   (i) default for 30 days in the payment when due of interest on the Securities;

                  (ii) default in payment when due of the principal of, or premium, if any, on the Securities, at maturity or otherwise;

                 (iii) failure by the Company or any Guarantor to comply with the provisions of Section 4.10 or 4.13 hereof;

                  (iv) failure by the Company or any Guarantor for 30 days after notice to comply with the provisions of Section
                           4.7 or 4.9 hereof;

                   (v) failure by the Company or any Guarantor for 60 days after notice to comply with any of its agreements in this Indenture or the Securities;

                  (vi) any default that occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or guarantee exists on the date hereof or is created after the date hereof, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates in excess of $20.0 million;

                  (vii) failure by the Company or any of its Significant Subsidiaries to pay a final judgment or judgments aggregating in excess of $20.0 million entered by a court or courts of competent jurisdiction against the Company or such Significant Subsidiaries, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

                 (viii) any Guarantee shall cease, for any reason not permitted by this Indenture, to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee;

                   (ix) the Company or any Significant Subsidiary thereof pursuant to or within the meaning of any Bankruptcy
                           Law:

                           (a)      commences a voluntary case,

                           (b) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,

                           (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (d) makes a general assignment for the benefit of its creditors, or

                           (e) admits in writing its inability generally to pay its debts as the same become due; and

                  (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (a) is for relief against the Company or any Significant Subsidiary thereof in an in-voluntary case in which it is the debtor,

                           (b) appoints a Custodian of the Company or any Significant Subsidiary thereof or for all or substantially all of the property of the Company or any Significant Subsidiary thereof, or

                           (c) orders the liquidation of the Company or any Significant Subsidiary thereof, and the order or decree remains unstayed and in effect for 60 consecutive days.

         A Default under clause (iv) or (v) is not an Event of Default until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities notify the Company and the Trustee in writing, of the Default and the Company does not cure the Default within 30 days, with respect to a Default under clause (iv), or 60 days, with respect to a Default under clause (v), after receipt of such notice. The written notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.2. Acceleration.

         If any Event of Default occurs (other than an Event of Default with respect to the Company specified in clause (ix) or (x) of Section 6.1 hereof) and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all the Securities to be due and payable immediately. Upon such declaration the principal, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in clause (ix) or (x) of Section 6.1 hereof occurs with respect to the Company such an amount shall ipso facto become and be immediately due and payable without further action or notice on the part of the Trustee or any Holder.

SECTION 6.3. Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4. Waiver of Past Defaults.

         The Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may, on behalf of the Holders of all of the Securities, waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5. Control by Majority.

         Holders of the Securities may not enforce this Indenture or the Securities except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

SECTION 6.6. Limitation on Suits.

         A Holder may pursue a remedy with respect to this Indenture or the Securities only if:

                   (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

                 (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                   (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7. Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.8. Collection Suit by Trustee.

         If an Event of Default specified in Section 6.1(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor for the whole amount of principal, premium, if any, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover amounts due the Trustee under Section 7.7 hereof, including the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9. Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10 upon five Business Days prior notice to the Company.

SECTION 6.11. Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                    ARTICLE 7

                                     TRUSTEE


SECTION 7.1. Duties of Trustee.

                   (i) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (ii) Except during the continuance of an Event of Default known to the Trustee:

                           (a)      the duties of the Trustee shall be
                                    determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

                           (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (iii) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (a) this paragraph does not limit the effect of paragraph (ii) of this Section;

                           (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

                  (iv) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (i), (ii), and (iii) of this Section.

                    (v) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

                   (vi) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Absent written instruction from the Company, the Trustee shall not be required to invest any such money. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2. Rights of Trustee.

                    (i) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                   (ii) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (iii) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                   (iv) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture. A permissive right granted to the Trustee hereunder shall not be deemed an obligation to act.

                    (v) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                   (vi) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any Guarantor or any other obligor on the Securities or by any Holder of the Securities.

                  (vii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                 (viii) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

                   (ix) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superceded.

SECTION 7.3. Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4. Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, nor shall it be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, nor shall it be responsible for the use or application of any money received by any Paying Agent other than the Trustee, nor shall it be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5. Notice of Defaults.

         The Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.6. Reports by Trustee to Holders.

         Within 60 days after each December 31 beginning with the December 31 following the Issue Date, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

SECTION 7.7. Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services rendered by it hereunder as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any and all losses, liabilities, damages, claims or expenses including taxes (other than taxes based on the income of the Trustee) incurred by it arising out of or in connection with the acceptance of its duties and the administration of the trusts under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         In addition, the Trustee will not be under any obligation to exercise any of its rights or powers under this Indenture at the request of any Holder of Securities, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(ix) or (x) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8. Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (1)      the Trustee fails to comply with Section 7.10 hereof;

         (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (3) a Custodian or public officer takes charge of the Trustee or its property; or

         (4)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9. Successor Trustee or Agent by Merger, Etc.

         If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent.

SECTION 7.10. Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11. Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                    ARTICLE 8

                             DISCHARGE OF INDENTURE


SECTION 8.1. Defeasance and Discharge of This Indenture and the Securities.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Securities, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 8.

SECTION 8.2. Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) of this
Section 8.2, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due,
(ii) the Company's obligations with respect to such Securities under Sections 2.4, 2.6, 2.7, 2.10 and 4.2 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 7.7 hereof, and the Company's obligations in connection therewith and (iv) this Article 8. Upon Legal Defeasance as provided herein, the Guarantee of each Guarantor shall be fully released and discharged and the Trustee shall promptly execute and deliver to the Company any documents reasonably requested by the Company to evidence or effect the foregoing. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section
8.3 hereof with respect to the Securities.

SECTION 8.3. Covenant Defeasance.

         Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company and the Guarantors shall be released from their respective obligations under the covenants contained in Sections 2.15, 4.3, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 and Article 5
hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of a reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 6.1(iii) and 6.1(iv) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, Sections 6.1(v) through 6.1(viii) hereof shall not constitute Events of Default.

SECTION 8.4. Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.2 or Section 8.3 hereof to the outstanding Securities:

                  (i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this
                           Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in an amount, or (c) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Paying Agent (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on such outstanding Securities on the Maturity Date or on the applicable Redemption Date, as the case may be, of such principal or installment of principal, premium, if any, or interest on the Securities, and the Holders of the Securities must have a valid, perfected, exclusive security interest in such trust; provided that the Paying Agent shall have been irrevocably instructed to apply such cash and the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. The Paying Agent shall promptly advise the Trustee in writing of any cash or Securities deposited pursuant to this Section 8.4.

                  (ii) In the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

                  (iii) In the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

                  (iv) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as
                           Section 6.1(ix) or 6.1(x) hereof is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period, but in the case of Covenant Defeasance, the covenants which are defeased under Section 8.3 hereof will cease to be in effect unless an Event of Default under Section 6.1(ix) or
                           Section 6.1(x) hereof occurs during such period).

                    (v) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit).

                   (vi) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                  (vii) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section
                           8.2 or 8.3 hereof was not made by the Company with the intent of preferring the Holders of the Securities over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

                 (viii) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent relating to either the Legal Defeasance under Section 8.2 hereof or the Covenant Defeasance under Section 8.3 hereof (as the case may be) have been complied with as contemplated by this Section 8.4.

SECTION 8.5. Deposited Cash and U.S. Government Obligations to be Held in Trust;
             Other Miscellaneous Provisions.

         Subject to Section 8.6 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Paying Agent (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 hereof in respect of the outstanding

Securities shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee or the Paying Agent, as applicable, shall deliver or pay to the Company from time to time upon the Company's request any cash or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(i) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6. Repayment to Company.

         Any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7. Reinstatement.

         If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Security to receive such payment from the cash and U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER


SECTION 9.1. Without Consent of Holders.

         Notwithstanding Section 9.2 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder:

                    (i)    to cure any ambiguity, defect or inconsistency;

                   (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (iii) to provide for the assumption of the Company's obligations to the Holders of the Securities in the case of a merger, consolidation or sale of assets pursuant to Article 5 hereof;

                   (iv) to provide for the assumption of any Guarantor's obligations to the Holders of the Securities in the case of a merger, consolidation or sale of assets pursuant to Section 10.4 hereof;

                    (v) to provide for additional Guarantors of the Securities;

                   (vi) to evidence the release of any Guarantor in accordance with Article 10 hereof;

                  (vii) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights hereunder of any such Holder;

                 (viii) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                   (ix) in any other case where a supplemental indenture is required or permitted to be entered into pursuant to the provisions of Article 10 hereof without the consent of any Holder; or

                    (x) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
9.6 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2. With Consent of Holders.

         Except as otherwise provided herein, this Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Securities), and any existing default or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for such Securities).

         Upon the request of the Company, accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

         It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture or the Securities. Without the consent of each Holder affected, however, an amendment or waiver may not (with respect to any Security held by a non-consenting Holder):

                   (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the principal of or change the fixed maturity of any Security;

                  (iii) reduce the rate of or change the time for payment of interest on any Security;

                   (iv) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest, on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount thereof and a waiver of the Payment Default that resulted from such acceleration);

                    (v) make any Security payable in money other than that stated in the Securities;

                   (vi)    make any change in Section 6.4 or 6.7 hereof; or

                  (vii)    make any change in this sentence of this Section 9.2.

SECTION 9.3. Compliance with TIA.

         Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4. Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment waiver, or supplement becomes effective in accordance with its terms and thereafter binds every Holder.

         The Company may, but shall not be obligated to, fix a record date for determining which Holders must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5 hereof or (ii) such other date as the Company shall designate.

         If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or revoke any consent previously given, whether or not such persons continue to be Holders after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless such amendment, supplement or waiver makes a change described in any of clauses (i) through (vii) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same indebtedness as the consenting Holder's Security.

SECTION 9.5. Notation on or Exchange of Securities.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6. Trustee to Sign Amendments, Etc.

         The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.1, shall be fully protected in relying upon, in addition to the documents required by Section 11.4, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Company in accordance with its terms. Neither the Company nor any Guarantor may sign such amendment or supplemental indenture until its Board of Directors approves it.


                                   ARTICLE 10

                                    GUARANTEE


SECTION 10.1. Guarantee.

         In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors hereby irrevocably and unconditionally guarantees (the "Guarantee"), jointly and severally, on a senior basis, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that, in accordance with the terms of this Indenture and the
Securities: (i) the principal and premium (if any) of and interest on the Securities will be paid in full when due, whether at the Maturity Date or Interest Payment Date, by acceleration, call for redemption or otherwise; (ii) the purchase price for all Securities properly and timely tendered for acceptance in response to a Change of Control Offer or a Senior Asset Sale Offer will be timely, or otherwise in accordance with the provisions of this Indenture, paid in full; (iii) all other payment obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full; and (iv) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, as so extended, by acceleration, call for redemption, upon a Change of Control Offer, upon a Senior Asset Sale Offer or otherwise. Failing payment when due of any amount so Guaranteed for whatever reason, each Guarantor shall be jointly and severally obligated to pay the same before failure so to pay becomes an Event of Default. If the Company or a Guarantor defaults in the payment of the principal of, premium, if any, or interest on, the Securities when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer or otherwise, without the necessity of action by the Trustee or any Holder, each Guarantor shall be required, jointly and severally, to promptly make such payment in full.

         Each Guarantor hereby agrees that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor (except as provided in Sections 10.4 and 10.5 hereof). Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged (except to the extent released pursuant to Sections 10.4 or 10.5 hereof) except by complete performance of the obligations contained in the Securities and this Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian, trustee, or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect (except to the extent released pursuant to Sections 10.4 or 10.5 hereof). Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Article 6, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

         Each Guarantor and by its acceptance of a Security issued hereunder each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor set forth in the first paragraph of this Section
10.1 not constitute a fraudulent transfer or conveyance for purpose of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee set forth in the first paragraph of this Section 10.1 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to the following paragraph of this Section 10.1, result in the obligations of such Guarantor under such Guarantee not constituting such a fraudulent transfer or conveyance.

         Each Guarantor that makes any payment or distribution under the first paragraph of this Section 10.1 shall be entitled to a contribution from each other Guarantor equal to its Pro Rata Portion of such payment or distribution. For purposes of the foregoing, the "Pro Rata Portion" of any Guarantor means the percentage of the net assets of all Guarantors held by such Guarantor, determined in accordance with GAAP.

         It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be joint and several and in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital," and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

SECTION 10.2. Execution and Delivery of Guarantee.

         Each Guarantor shall, by virtue of such Guarantor's execution and delivery of this Indenture or such Guarantor's execution and delivery of an indenture supplement pursuant to Section 10.3 hereof, be deemed to have signed on each Security issued hereunder the notation of guarantee set forth on the form of the Securities attached hereto as Exhibit A to the same extent as if the signature of such Guarantor appeared on such Security.

         The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in
Section 10.1 on behalf of each Guarantor. The notation of a guaranty set forth on any Security shall be null and void and of no further effect with respect to the guaranty of any Guarantor which, pursuant to Section 10.4 or Section 10.5, is released from such Guarantee.

SECTION 10.3. Future Subsidiary Guarantors.

         Upon (i) the acquisition by the Company or Guarantor of the Capital Stock of any Person, if, as a result of such acquisition, such Person becomes a Subsidiary of the Company or any Guarantor or (ii) the last day of any fiscal quarter during which any Subsidiary of the Company that is not a

Guarantor as of such date and has not previously been released as a Guarantor pursuant to Section 10.4 or Section 10.5 of this Indenture becomes a Subsidiary, such Subsidiary (hereinafter any such Subsidiary, except any Excluded Guarantee Subsidiary (as defined below), being called a "Future Subsidiary Guarantor") shall unconditionally guarantee the obligations of the Company with respect to payment and performance of the Securities and the other obligations of the Company under this Indenture to the same extent that such obligations are guaranteed by the other Guarantors pursuant to Section 10.1 hereof; and, within 60 days of the date of such occurrence, such Future Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture, which shall be in a form satisfactory to the Trustee, making such Future Subsidiary Guarantor a party to this Indenture; provided, however, that the foregoing provisions shall not apply to (A) any Subsidiary referenced in clause (i) or clause (ii) above that is prohibited by law or by the terms of any agreement from making the guarantee set forth in Section 10.1 hereof (an "Excluded Guarantee Subsidiary") (provided that such Subsidiary will become a Future Subsidiary Guarantor as of the date such prohibition is removed or lapses), or (B) a Subsidiary which would have been released from its guarantee, by virtue of events set forth in Section
10.5 hereof, had such Subsidiary been a Guarantor at the time such events occurred, (C) a Subsidiary of any Person which has been released as a Guarantor pursuant to Section 10.5 hereof, or (D) any Receivables Subsidiary.

SECTION 10.4. Guarantor May Consolidate, Etc. on Certain Terms.

         Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or any other Guarantor. Upon any such consolidation or merger, the Guarantees (as set forth in Section 10.1 hereof) of the Guarantor which is not the survivor of the merger or consolidation, and of any Subsidiary of such Guarantor that is also a Guarantor, shall be released and shall no longer have any force or effect.

         Nothing contained in this Indenture shall prevent any sale or conveyance of assets of any Guarantor (whether or not constituting all or substantially all of the assets of such Guarantor) to any Person, provided that the Company shall comply with the provisions of Sections 2.15 and 4.10 hereof, and provided further that, in the event that all or substantially all of the assets of a Guarantor are sold or conveyed, the Guarantees of such Guarantor (as set forth in Section 10.1 hereof) shall be released and shall no longer have any force or effect.

         Except as provided in the first paragraph of Section 10.4 or Section
10.5 hereof, each Guarantor shall not, directly or indirectly, consolidate with or merge with or into another Person, unless (i) either (a) the Guarantor is the continuing entity or (b) the resulting or surviving entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Guarantor in connection with the Securities and this Indenture; (ii) no Default or Event of Default would occur as a consequence of (after giving effect, on a pro forma basis, to) such transaction; and (iii) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and if a supplemental indenture is required, such supplemental indenture comply with this Indenture and that all conditions precedent herein relating to such transaction have been satisfied.

         Upon any consolidation or merger of the Guarantor in accordance with
Section 10.4 hereof, the successor corporation formed by such consolidation or into which the Guarantor is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor corporation had been named herein as the Guarantor, and when a successor corporation duly assumes all of the obligations of the Guarantor pursuant hereto and pursuant to the Securities, the Guarantor shall be released from such obligations.

SECTION 10.5. Release of Guarantors.

         Without any further notice or action being required by any Person, any Guarantor, and each Subsidiary of such Guarantor that is also a Guarantor, shall be fully and conditionally released and discharged from all obligations under its Guarantee and this Indenture upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all of its assets) to an entity which is not a Subsidiary of the Company, or upon the dissolution of any Guarantor, which sale, disposition or dissolution is otherwise in compliance with this Indenture, such Guarantor shall be deemed released from its obligations under its Guarantee of the Securities; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any Indebtedness of the Company shall also terminate upon such sale, disposition or dissolution.

         The releases and discharges set forth in the first paragraph of this
Section 10.5 shall be effective on the date of consummation thereof. At the written request of the Company, the Trustee shall promptly execute and deliver appropriate instruments in forms reasonably acceptable to the Company evidencing and further implementing any releases and discharges pursuant to the foregoing provisions. If the Company desires the instruments evidencing or implementing any releases or discharges to be executed prior to the effectiveness of such releases and discharges as set forth above, such instruments may be made conditional upon the occurrence of the events necessary to cause the effectiveness of such releases and discharges, as specified in the first sentence of this Section 10.5.

         Notwithstanding the foregoing provisions of this Article 10, (i) any Guarantor whose Guarantee would otherwise be released pursuant to the provisions of this Section 10.5 may elect, by written notice to the Trustee, to maintain such Guarantee in effect notwithstanding the event or events that otherwise would cause the release of such Guarantee (which election to maintain such Guarantee in effect may be conditional or for a limited period of time), and
(ii) any Subsidiary of the Company which is not a Guarantor may elect, by written notice to the Trustee, to become a Guarantor (which election may be conditional or for a limited period of time).

SECTION 10.6. Certain Bankruptcy Events.

         Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under the Bankruptcy Law or otherwise.

                                   ARTICLE 11

                                  MISCELLANEOUS


SECTION 11.1. TIA Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 11.2. Notices.

         Any notice or communication to the Company or any Guarantor or the Trustee is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

         If to the Company or to any Guarantor:

         Beverly Enterprises, Inc.
         One Thousand Beverly Way
         Fort Smith, Arkansas 72919
         Telecopier No.:  (501) 201-4801
         Attention:  Secretary

         With, in the case of notices delivered in connection with Section 6.1 hereof, a copy to:

         Latham & Watkins
         633 West Fifth Street
         Suite 4000
         Los Angeles, California 90071
         Telecopier No.:  (213) 891-8763
         Attention:  Gary Olson

         If to the Trustee:

         The Bank of New York
         Corporate Trust Department
         101 Barclay Street, 21st Floor West
         New York, New York 10286
         Telecopier No.:  (212) 815-5915
         Attention: Corporate Trust
                    Trustee Administration

         The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Unless otherwise set forth above, any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.3. Communication by Holders With Other Holders.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.4. Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (1) an Officers' Certificate (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.5. Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

         (1) a statement that the person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.6. Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7. Legal Holidays.

         If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.8. No Personal Liability of Directors, Officers,
              Employees, Incorporator and Stockholders.

         No director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or of any Guarantor under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 11.9. Duplicate Originals.

         The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 11.10. Governing Law.

         The internal law of the State of New York, shall govern and be used to construe this Indenture and the Securities, without regard to the conflict of laws provisions thereof.

SECTION 11.11. No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.12. Successors.

         All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.13. Severability.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.14. Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.15. Table of Contents, Headings, Etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                            [Signature Pages Follow]

Executed this        day of April, 2001.


                               BEVERLY ENTERPRISES, INC.


                               By: /s/ Schuyler Hollingsworth, Jr.
                                   ---------------------------------------------
                                   Name:  Schuyler Hollingsworth, Jr.
                                   Title: Senior Vice President and Treasurer


                               THE BANK OF NEW YORK, as Trustee


                               By: /s/ Robert A. Massimilo
                                   ---------------------------------------------
                                   Name:  Robert A. Massimilo
                                   Title: Assistant Vice President


                               GUARANTORS LISTED ON SCHEDULE I
                               HERETO


                               By: /s/ John W. MacKenzie
                                   ---------------------------------------------
                                   Name:  John W. MacKenzie
                                   Title: Vice President and Secretary of each
                                          Guarantor

                                   SCHEDULE I

                                   GUARANTORS


                                                                 Employer      State of
Corporation                                                      ID Number     Incorporation
-----------                                                      ---------     -------------

AEGIS Therapies, Inc. (f/k/a Beverly Rehabilitation, Inc.)       71-0811574    Delaware

AGI-Camelot, Inc.                                                43-1253376    Missouri

Arborland Management Company, Inc.                               58-2340689    South Carolina

Associated Physical Therapy Practitioners, Inc.                  23-2638708    Pennsylvania

Beverly Assisted Living, Inc.                                    71-0777901    Delaware

Beverly - Bella Vista Holding, Inc.                              71-0797481    Delaware

Beverly - Branson Holdings, Inc.                                 71-0817008    Delaware

Beverly-Indianapolis, LLC                                        71-0824184    Indiana

Beverly - Missouri Valley Holding, Inc.                          71-0797485    Delaware

Beverly - Plant City Holdings, Inc.                              71-0817010    Delaware

Beverly - Rapid City Holding, Inc.                               71-0797483    Delaware

Beverly - Tamarac Holdings, Inc.                                 71-0817009    Delaware

Beverly - Tampa Holdings, Inc.                                   71-0817007    Delaware

Beverly Clinical, Inc.                                           71-0796035    Delaware

Beverly Enterprises International Limited                        95-3982125    California

Beverly Enterprises - Alabama, Inc.                              95-3742145    California

Beverly Enterprises - Arizona, Inc.                              95-3750871    California

Beverly Enterprises - Arkansas, Inc.                             95-3751272    California

Beverly Enterprises - California, Inc.                           95-2499218    California

                                                                 Employer      State of
Corporation                                                      ID Number     Incorporation
-----------                                                      ---------     -------------

Beverly Enterprises - Colorado, Inc.                             95-3750882    California

Beverly Enterprises - Connecticut, Inc.                          95-3849642    California

Beverly Enterprises - Delaware, Inc.                             95-3849628    California

Beverly Enterprises - Distribution Services, Inc.                95-4081567    California

Beverly Enterprises - District of Columbia, Inc.                 95-3750889    California

Beverly Enterprises - Florida, Inc.                              95-3742251    California

Beverly Enterprises - Garden Terrace, Inc.                       95-3849648    California

Beverly Enterprises - Georgia, Inc.                              95-3750880    California

Beverly Enterprises - Hawaii, Inc.                               95-3750890    California

Beverly Enterprises - Idaho, Inc.                                95-3750886    California

Beverly Enterprises - Illinois, Inc.                             95-3750883    California

Beverly Enterprises - Indiana, Inc.                              95-3744258    California

Beverly Enterprises - Iowa, Inc.                                 95-3751271    California

Beverly Enterprises - Kansas, Inc.                               95-3751269    California

Beverly Enterprises - Kentucky, Inc.                             95-3750894    California

Beverly Enterprises - Louisiana, Inc.                            95-3849633    California

Beverly Enterprises - Maine, Inc.                                95-3849627    California

Beverly Enterprises - Maryland, Inc.                             95-3750892    California

Beverly Enterprises - Massachusetts, Inc.                        95-3750893    California

Beverly Enterprises - Michigan, Inc.                             95-3898661    California

Beverly Enterprises - Minnesota, Inc.                            95-3742698    California

                                                                 Employer      State of
Corporation                                                      ID Number     Incorporation
-----------                                                      ---------     -------------

Beverly Enterprises - Mississippi, Inc.                          95-3742144    California

Beverly Enterprises - Missouri, Inc.                             95-3750895    California

Beverly Enterprises - Montana, Inc.                              95-3849636    California

Beverly Enterprises - Nebraska, Inc.                             95-3750873    California

Beverly Enterprises - Nevada, Inc.                               95-3750896    California

Beverly Enterprises - New Hampshire, Inc.                        95-3849630    California

Beverly Enterprises - New Jersey, Inc.                           95-3750884    California

Beverly Enterprises - New Mexico, Inc.                           95-3750869    California

Beverly Enterprises - North Carolina, Inc.                       95-3742257    California

Beverly Enterprises - North Dakota, Inc.                         95-3751270    California

Beverly Enterprises - Ohio, Inc.                                 95-3750867    California

Beverly Enterprises - Oklahoma, Inc.                             95-3849624    California

Beverly Enterprises - Oregon, Inc.                               95-3750881    California

Beverly Enterprises - Pennsylvania, Inc.                         95-3750870    California

Beverly Enterprises - Rhode Island, Inc.                         95-3849621    California

Beverly Enterprises - South Carolina, Inc.                       95-3750866    California

Beverly Enterprises - Tennessee, Inc.                            95-3742261    California

Beverly Enterprises - Texas, Inc.                                95-3744256    California

Beverly Enterprises - Utah, Inc.                                 95-3751089    California

Beverly Enterprises - Vermont, Inc.                              95-3750885    California

Beverly Enterprises - Virginia, Inc.                             95-3742694    California

                                                                 Employer      State of
Corporation                                                      ID Number     Incorporation
-----------                                                      ---------     -------------

Beverly Enterprises - Washington, Inc.                           95-3750868    California

Beverly Enterprises - West Virginia, Inc.                        95-3750888    California

Beverly Enterprises - Wisconsin, Inc.                            95-3742696    California

Beverly Enterprises - Wyoming, Inc.                              95-3849638    California

Beverly Health and Rehabilitation Services, Inc.                 95-2301514    California

Beverly Healthcare, LLC                                          71-0817438    Indiana

Beverly Healthcare Acquisition, Inc.                             71-0812407    Delaware

Beverly Healthcare - California, Inc.                            95-3750879    California

Beverly Holdings I, Inc.                                         71-0768985    Delaware

Beverly Indemnity, Ltd.                                          71-0712927    Vermont

Beverly Manor Inc. of Hawaii                                     99-0144750    California

Beverly Real Estate Holdings, Inc.                               71-0768984    Delaware

Beverly Savana Cay Manor, Inc.                                   95-4217381    California

Carrollton Physical Therapy Clinic, Inc.                         75-2102832    Texas

Commercial Management, Inc.                                      42-0891358    Iowa

Community Care, Inc.                                             56-1487367    North Carolina

Compassion and Personal Care Services, Inc.                      56-1904822    North Carolina

Eastern Home Health Supply & Equipment Co., Inc.                 56-1581980    North Carolina

Greenville Rehabilitation Services, Inc.                         75-2059145    Texas

Hallmark Convalescent Homes, Inc.                                41-1413478    Michigan

HomeCare Preferred Choice, Inc.                                  62-1702864    Delaware

                                                                 Employer      State of
Corporation                                                      ID Number     Incorporation
-----------                                                      ---------     -------------

Home Health and Rehabilitation Services, Inc.                    75-2012280    Texas

Hospice of Eastern Carolina, Inc.                                56-1951841    North Carolina

Hospice Preferred Choice, Inc.                                   71-0761314    Delaware

HTHC Holdings, Inc.                                              71-0807323    Delaware

Las Colinas Physical Therapy Center, Inc.                        75-2402177    Texas

Liberty Nursing Homes, Incorporated                              54-0784334    Virginia

MATRIX Occupational Health, Inc.                                 58-2380955    Delaware

MATRIX Rehabilitation, Inc.                                      71-0783147    Delaware

MATRIX Rehabilitation - Delaware, Inc.                           71-0842504    Delaware

MATRIX Rehabilitation - Georgia, Inc.                            58-2554073    Delaware

MATRIX Rehabilitation - Maryland, Inc.                           71-0842503    Delaware

MATRIX Rehabilitation - Ohio, Inc.                               71-0842505    Delaware

MATRIX Rehabilitation - South Carolina, Inc.                     73-1575603    Delaware

MATRIX Rehabilitation - Texas, Inc.                              73-1589542    Delaware

MATRIX Rehabilitation - Washington, Inc.                         58-2554074    Delaware

Medical Arts Health Facility of Lawrenceville, Inc.              58-1329700    Georgia

Moderncare of Lumberton, Inc.                                    56-1217025    North Carolina

Nebraska City S-C-H, Inc.                                        41-1413481    Nebraska

Network for Physical Therapy, Inc.                               74-2453469    Texas

North Dallas Physical Therapy Associates, Inc.                   75-2075331    Texas

Nursing Home Operators, Inc.                                     34-0949279    Ohio

                                                                 Employer      State of
Corporation                                                      ID Number     Incorporation
-----------                                                      ---------     -------------

Petersen Health Care, Inc.                                       59-2043392    Florida

PT NET, Inc.                                                     62-1575533    Tennessee

PT Net (Colorado), Inc.                                          84-1277912    Colorado

Rehabilitation Associates of Lafayette, Inc.                     72-1118473    Louisiana

South Alabama Nursing Home, Inc.                                 95-3809397    Alabama

South Dakota - Beverly Enterprises, Inc.                         95-3750887    California

Spectra Healthcare Alliance, Inc.                                71-0759298    Delaware

Tar Heel Infusion Company, Inc.                                  56-1767308    North Carolina

The Parks Physical Therapy and Work Hardening Center, Inc.       75-2452926    Texas

Theraphysics Corp.                                               13-3643705    Delaware

Theraphysics of New York IPA, Inc.                               71-0817011    New York

Theraphysics Partners of Colorado, Inc.                          51-0372115    Delaware

Theraphysics Partners of Texas, Inc.                             62-1659976    Delaware

Theraphysics Partners of Western Pennsylvania, Inc.              23-2901884    Delaware

TMD Disposition Company                                          59-3151568    Florida

Vantage Healthcare Corporation                                   35-1572998    Delaware

                                                                       EXHIBIT A


         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON THE BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELEGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 OF SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT

TRANSFERABLE TO ANY PERSON UNDER ANY
CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                               (FACE OF SECURITY)

                           9 5/8% SENIOR NOTE DUE 2009

CUSIP:
No. 001                                                             $200,000,000


         BEVERLY ENTERPRISES, INC. promises to pay to CEDE & CO. or its registered assigns, the principal sum of TWO HUNDRED MILLION Dollars on April 15, 2009.

Interest Payment Dates:                     April 15 and October 15, commencing
                                            October 15, 2001

Record Dates:                               April 1 and October 1 (whether or
                                            not a Business Day).

                                            BEVERLY ENTERPRISES, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


Dated:  April 25, 2001

Trustee's Certificate of Authentication:

This is one of the Securities referred
to in the within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee


By:
   --------------------------------
   Authorized Signatory

                               (BACK OF SECURITY)

                           9 5/8% SENIOR NOTE DUE 2009

         Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

         1. INTEREST. Beverly Enterprises, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below.

         The Company shall pay interest in cash on the principal amount of this Security at the rate per annum of 9 5/8% until maturity. The Company shall pay interest semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 2001, to Holders of record on the immediately preceding April 1 and October 1 respectively, or if any such date of payment is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date").

         Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the interest rate then applicable to the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

         2. METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section
2.12 of the Indenture with respect to defaulted interest. The Holder hereof must surrender this Security to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Principal, premium, if any, and interest shall be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holder's registered address. Notwithstanding the foregoing, all payments with respect to Securities, the Holders of which have given wire transfer instructions to the Paying Agent on or before the relevant record date, shall be made by wire transfer of immediately available funds to the accounts specified by such Holders.

         3. PAYING AGENT AND REGISTRAR. Initially, the Trustee shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company and any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Securities under an Indenture, dated as of April 25, 2001 (the "Indenture"), by and among the Company, the Guarantors named therein and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the

Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are unsecured senior obligations of the Company. The Indenture permits the Company to issue an unlimited aggregate principal amount.

         5. OPTIONAL REDEMPTION. The Securities may be redeemed, at the option of the Company, in whole at any time or in part from time to time, on at least 30 days but not more than 60 days' prior notice mailed to the registered address of each Holder of Securities to be so redeemed, at a redemption price equal to the greater of (i) 100% of their principal amount plus accrued but unpaid interest to the Redemption Date or (ii)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the Maturity Date (except for currently accrued but unpaid interest) discounted to the Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate, plus 50 basis points, plus (b) accrued but unpaid interest to the date of redemption.

         Any such redemption will comply with Article 3 of the Indenture.

         6. MANDATORY REDEMPTION. Subject to the Company's obligation to make an offer to repurchase Securities under certain circumstances pursuant to Sections 2.15, 4.10 and 4.13 of the Indenture (as described in paragraph 7 below), the Company shall have no mandatory redemption or sinking fund obligations with respect to the Securities.

         7. REPURCHASE AT OPTION OF HOLDER. (i) If there is a Change of Control, the Company shall offer to repurchase on the Change of Control Payment Date all or any part outstanding Securities at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the Change of Control Payment Date. Holders that are subject to an offer to purchase shall receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  (ii) If the Company or a Subsidiary consummates an Asset Sale, within 365 days after the receipt of any Net Proceeds from such Asset Sale, the Company or such Subsidiary may apply such Net Proceeds (a) to purchase one or more Nursing Facilities or Related Businesses and/or a controlling interest in the Capital Stock of a Person owning one or more Nursing Facilities and/or one or more Related Businesses, (b) to make a capital expenditure or to acquire other tangible assets, in each case, that are used or useful in any business in which the Company is permitted to be engaged pursuant to Section 4.15 of the Indenture, or
         (c) to permanently reduce Indebtedness (other than Subordinated Indebtedness) of the Company or its Subsidiaries. Pending the final application of any such Net Proceeds, the Company or such Subsidiary may temporarily reduce Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from any Asset Sale that are not so invested or applied shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make an offer to all Holders of Securities and holders of any other Indebtedness of the Company ranking on a parity with the Securities from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from any Asset Sales, pro rata in proportion to the respective principal amounts of the Securities and such other Indebtedness then outstanding (a "Senior Asset Sale Offer") to purchase the maximum principal amount of Securities and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the terms of the Indenture. To the extent that the aggregate amount of Securities and such other Indebtedness tendered pursuant to a Senior Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes not prohibited at the time under the Indenture. If the aggregate principal amount of Securities and such other Indebtedness surrendered by holders pursuant to a Senior Asset Sale Offer exceeds the amount of Excess Proceeds, the Securities and such other Indebtedness shall be purchased on a pro rata basis. Holders that are the subject of an offer to purchase shall receive a Senior Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         8. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons, and in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar shall be required to register the transfer of or exchange Securities for a period of 15 days before a selection of Securities to be redeemed (except the unredeemed portion of any Security being redeemed in part) or during the period between a record date and the next succeeding Interest Payment Date.

         9. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue (provided that defaulted interest shall be paid as set forth in Section 2.12 of the Indenture), and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a Security shall be treated as its owner for all purposes.

         10. AMENDMENT, SUPPLEMENT AND WAIVERS. Except as provided in the next two succeeding paragraphs, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Securities) and any existing default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities).

         Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Security held by a non-consenting Holder of Securities): (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Security, (iii) reduce the rate of or change the time for payment of interest on any Security, (iv) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount thereof and a waiver of the Payment Default that resulted from such acceleration), (v) make any Security payable in money other than that stated in the Securities, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, or premium, if any, or interest on the Securities, or (vii) make any change in the foregoing amendment and waiver provisions.

         Notwithstanding the foregoing, without the consent of any Holder of Securities, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for additional Guarantors of the Securities or the release, in accordance with the Indenture, of any Guarantor, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Securities in the case of a merger, consolidation or sale of assets, to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Securities and Exchange Commission (the "Commission") in order to effect or maintain the qualification of the Indenture under the TIA, to evidence and provide for the acceptance of the appointment of a successor Trustee with respect to the Securities, or in any other case, pursuant to the provisions of the Indenture, where a supplemental indenture is required or permitted to be entered into without the consent of any Holder of Securities.

         11. DEFAULTS AND REMEDIES. Events of Default under the Indenture include: (i) a default for 30 days in the payment when due of interest on the Securities; (ii) a default in payment when due of the principal of, or premium, if any, on the Securities, at maturity or otherwise; (iii) a failure by the Company or any Guarantor to comply with the provisions described under Section
4.10 or 4.13 of the Indenture; (iv) a failure by the Company or any Guarantor for 30 days after notice to comply with the provisions of Section 4.7 or 4.9 of the Indenture; (v) a failure by the Company or any Guarantor for 60 days after notice to comply with any of its agreements in the Indenture or the Securities;
(vi) any default that occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness or guarantee exists on the date of the Indenture, or is created after the date of the Indenture, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates in excess of $20.0 million; (vii) failure by the Company or any of its Significant Subsidiaries to pay a final judgment or judgments aggregating in excess of $20.0 million entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries which such final judgment or judgments are not paid, discharged or stayed for a period of 60 days; (viii) any Guarantee shall cease, for any reason not permitted by the Indenture, to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare all the Securities to be due and payable immediately (plus, in the case of an Event of Default that is the result of willful actions (or in actions) by or on behalf of the Company intended to avoid prohibitions on redemptions of the Securities contained in the Indenture or the Securities, an amount of premium applicable pursuant to the Indenture). Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Securities shall become due and payable without further action or notice. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest.

         The Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may, on behalf of the Holders of all of the Securities, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities.

         The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.
         12. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to incur additional Indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase Equity Interests or Subordinated Indebtedness, create certain Liens, enter into certain transactions with Affiliates, sell assets of the Company or its Subsidiaries, issue or sell Equity Interests of the Company's Subsidiaries and enter into certain mergers and consolidations.

         13. NOTATION OF GUARANTEE. As set forth more fully in the Indenture, the Persons constituting Guarantors from time to time, in accordance with the provisions of the Indenture, unconditionally and jointly and severally Guarantee, on a senior basis, in accordance with Section 10.1 of the Indenture, to each Holder of Securities and to the Trustee and its successors and assigns, that, in accordance with the terms of the Indenture and the Securities (i) the principal of, premium, if any, and interest on the Security will be paid in full when due, whether at the Maturity Date or Interest Payment

Date, by acceleration, call for redemption or otherwise; (ii) the purchase price for all Securities properly and timely tendered for acceptance in response to a Change of Control Offer or a Senior Asset Sale Offer will be timely, or otherwise in accordance with the provisions of the Indenture, paid in full;
(iii) all other payment obligations of the Company to the Holders or the Trustee under the Indenture or this Security will be promptly paid in full, all in accordance with the terms of the Indenture and this Security; and (iv) in the case of any extension of time of payment or renewal of this Security or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Maturity Date, as so extended, by acceleration, call for redemption, upon a Change of Control Offer, upon a Senior Asset Sale Offer or otherwise. Such Guarantees shall cease to apply, and shall be null and void, with respect to any Guarantor who, pursuant to Article 10 of the Indenture, is released from its Guarantees, or whose Guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

         14. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         15. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS. No director, officer, employee, incorporator, stockholder or other Affiliate of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or other Affiliate under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

         16. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                                      Beverly Enterprises, Inc.
                                      One Thousand Beverly Way
                                      Fort Smith, Arkansas 72919
                                      Attention:  Secretary

                                   SCHEDULE A
                          SCHEDULE OF PRINCIPAL AMOUNT
                   OF INDEBTEDNESS EVIDENCED BY THIS SECURITY

         The initial principal amount of indebtedness evidenced by this Security shall be $198,890,000. The following decreases/increases in the principal amount of indebtedness evidenced by this Security have been made:

                                                          Total Principal
                                                          Amount of
                    Decrease in        Increase in        Indebtedness
                    Principal Amount   Principal Amount   Evidenced             Notation Made
Date of             of Indebtedness    of Indebtedness    Following Such        by or on Behalf of
Decrease/Increase   Evidenced          Evidenced          Decrease/Increase     Trustee
-----------------   ----------------   ----------------   -----------------     ------------------


                                 ASSIGNMENT FORM

         To assign this Security, fill in the form below: For value received (I) or (we) hereby sell, assign and transfer this Security to


--------------------------------------------------------------------------------
                  (Insert assignee's Soc. Sec. or Tax I.D. No.)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              Print or type assignee's name, address and zip code)


and do hereby irrevocably constitute and appoint ______________________________ Attorney to transfer this Security on the books of the Company with full power of substitution in the premises.


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Date:
     -----------------


                             Your Signature:
                                            ------------------------------------
                                            (Sign exactly as your name appears
                                             on the face of this Security)

Signature Guarantee*



--------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, check the appropriate box:

         [ ]  Section 4.10                       [ ]  Section 4.13
              (Asset Sale)                            (Change of Control)

         If you want to have only part of the Security purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased:

$
 ----------------------

Date:
     ---------------------


                   Your Signature:
                                  -----------------------------------
                                  (Sign exactly as your name appears
                                  on the face of this Security)


Signature Guarantee*


---------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT B

                        [FORM OF CERTIFICATE OF TRANSFER]

Beverly Enterprises, Inc.
One Thousand Beverly Way
Fort Smith, Arkansas  72919

The Banks of New York
101 Barclay Street, 21st Floor West
New York, NY  10286
Attention:  Corporate Trust Department

                  Re: 9 5/8% Senior Notes due 2009

         Reference is hereby made to the Indenture, dated as of April 25, 2001 (the "Indenture"), between Beverly Enterprises, Inc., as issuer (the "Company"), certain subsidiaries of the Company, as guarantors and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ______________ (the "Transferor") owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of $___________ in such Security[ies] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE IS A QIB IN ACCORDANCE WITH RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

         (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

or

         (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

         (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Regulation S, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted Definitive Securities and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Securities at the time of transfer of less than $500,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Security and/or the Definitive Securities and in the Indenture and the Securities Act.

4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY OR OF AN UNRESTRICTED DEFINITIVE SECURITY.

         (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

         (b) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Regulation S and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                               ---------------------------------
                                               [Insert Name of Transferor]



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


Dated:             ,
       ------------  ----

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

                  (a) [ ] a beneficial interest in the Global Security (CUSIP 087851AN1; ISIN US087851AN18), or

                  (b) [ ] a Restricted Definitive Security.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

                  (a) [ ] a beneficial interest in the Global Security (CUSIP 087851AN1; ISIN US087851AN18); or

                  (b) [ ] a Restricted Definitive Security; or

                  (c) [ ] an Unrestricted Definitive Security, in accordance with the terms of the Indenture.

                                                                       EXHIBIT C


                        [FORM OF CERTIFICATE OF EXCHANGE]


Beverly Enterprises, Inc.
One Thousand Beverly Way
Fort Smith, Arkansas  72919

The Bank of New York
101 Barclay Street, 21st Floor West
New York, NY  10286
Attention:  Corporate Trust Department

                  Re: 9 5/8% Senior Notes due 2009

CUSIP:
       ----------------

         Reference is hereby made to the Indenture, dated as of April 25, 2001 (the "Indenture"), between Beverly Enterprises, Inc., as issuer (the "Company"), certain subsidiaries of the Company, as guarantors and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ____________ (the "Owner") owns and proposes to exchange the Security[ies] or interest in such Security[ies] specified herein, in the principal amount of $____________ in such Security[ies] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR UNRESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL SECURITY:

         (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Owner's Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Owner's Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES FOR RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES

         (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO RESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

         (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner's Restricted Definitive Security for a beneficial interest in the Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.

Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                   -----------------------------
                                                   [Insert Name of Owner]




                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


Dated:            ,
       -----------  -----

                                                                       EXHIBIT D


                            [FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]

Beverly Enterprises, Inc.
One Thousand Beverly Way
Fort Smith, Arkansas  72919

The Bank of New York
101 Barclay Street, 21st Floor West
New York, NY  10286
Attention:  Corporate Trust Department

                  Re: 9 5/8% Senior Notes due 2009

         Reference is hereby made to the Indenture, dated as of April 25, 2001 (the "Indenture"), between Beverly Enterprises, Inc., as issuer (the "Company"), certain subsidiaries of the Company, as guarantors and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a) [ ] a beneficial interest in a Global Security, or

         (b) [ ] a Definitive Security,

         we confirm that:

         1. We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Securities, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) pursuant to the provisions of

Rule 144(k) under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Security or beneficial interest in a Global Security from us in a transaction meeting the requirements of clauses (A) through (D) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Securities or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                          --------------------------------------
                                          [Insert Name of Accredited Investor]


Dated:            ,                       By:
      ------------  ------------             -----------------------------------
                                             Name:
                                             Title:






                                      D-2